Exhibit 99.1

NEC TOKIN CORPORATION

Consolidated Financial Statements

March 31, 2012

(With Independent Auditors’ Report Thereon)

NEC TOKIN CORPORATION

Independent Auditors’ Report

The Board of Directors

NEC TOKIN Corporation

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of NEC TOKIN Corporation (the “Company”) and subsidiaries (the “Group”), which comprise the consolidated balance sheet as of March 31, 2012, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the year then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Japan; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NEC TOKIN Corporation and subsidiaries as of March 31, 2012, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in Japan.

Emphasis of Matters

As more fully described in Note 1, on March 12, 2012, the Company entered into a stock purchase agreement to issue new shares of common stock, representing an approximate 34% capital stock equity interest and 51% common stock voting interest, to KEMET Electronics Corporation for cash consideration of US$50 million.  The transaction was completed on February 1, 2013.

These consolidated financial statements do not reflect any adjustments to the assets and liabilities that might subsequently be necessary as a result of this transaction.

As more fully described in Note 1, the Company restated its previously issued consolidated financial statements as of and for the year ended March 31, 2012 prepared in accordance with the Company Act of Japan (Japanese GAAP) to correct misstatements identified subsequent to the issuance of such statutory report prepared in Japanese.

As more fully described in Note 4, the Group has had significant transactions with related parties.

As more fully described in Note 2(5)(a), beginning April 1, 2011, the Group changed its method of depreciation to use the straight-line method for all property, plant and equipment.

Accounting principles and practices generally accepted in Japan vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 12 to the consolidated financial statements.

/s/ KPMG AZSA LLC

Tokyo, Japan
March 21, 2013

NEC TOKIN CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

MARCH 31, 2012

	March 31, 2012
	Millions of Yen (Restated — note 1)	(Unaudited) Thousands of U.S. Dollars (note 1)
Assets
Current assets:
Cash on hand and in banks (note 11)	14,454	155,973
Accounts and notes receivable	6,338	68,393
Inventories (note 3)	5,280	56,976
Deferred income taxes (note 5)	100	1,079
Other current assets	944	10,187
Allowance for doubtful accounts	(23)	(248)
Total current assets	27,093	292,360
Property, plant and equipment (note 7):
Land	4,145	44,729
Buildings and structures	31,125	335,869
Machinery, equipment and vehicles	58,862	635,179
Construction in progress	1,686	18,194
Other	10,210	110,175
Total	106,028	1,144,146
Less: Accumulated depreciation	(85,207)	(919,467)
Property, plant and equipment, net	20,821	224,679
Investments and other non-current assets:
Investments in affiliates	1,441	15,550
Investments in securities	304	3,280
Software, net	1,007	10,867
Deferred income taxes (note 5)	32	345
Other assets	873	9,421
Allowance for doubtful accounts	(1)	(11)
Total investments and other non-current assets	3,656	39,452
Total assets	51,570	556,491

See accompanying notes to consolidated financial statements

NEC TOKIN CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET (CONTINUED)

MARCH 31, 2012

	March 31, 2012
	Millions of Yen (Restated — note 1)	(Unaudited) Thousands of U.S. Dollars (note 1)
Liabilities and shareholders’ equity
Current liabilities:
Accounts and notes payable	5,736	61,897
Other payable	3,764	40,617
Short-term borrowings	24,350	262,760
Current installments of long-term debt	455	4,910
Provision for bonuses	959	10,349
Accrued expenses	1,234	13,316
Provision for business structure improvement	309	3,334
Income taxes payable (note 5)	276	2,978
Other current liabilities	307	3,314
Total current liabilities	37,390	403,475
Long-term liabilities:
Long-term debt, excluding current installments	401	4,327
Provision for retirement benefits (note 6)	5,550	59,890
Deferred income taxes (note 5)	1,862	20,093
Other non-current liabilities	1,274	13,748
Total long-term liabilities	9,087	98,058
Total liabilities	46,477	501,533
Shareholders’ equity:
Capital stock
Common stock, no par value (1,100,000 thousands shares authorized and 265,516 thousand shares issued and outstanding)	31,990	345,203
Convertible preferred stock, no par value (300,000 thousands shares authorized, 270,934 thousand shares issued and outstanding) (note 1)	—	—
Capital surplus	30,063	324,409
Accumulated deficit	(54,335)	(586,328)
Accumulated other comprehensive loss	(2,625)	(28,326)
Total shareholders’ equity	5,093	54,958
Total liabilities and shareholders’ equity	51,570	556,491

See accompanying notes to consolidated financial statements

NEC TOKIN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED MARCH 31, 2012

	Year ended March 31, 2012
	Millions of Yen (Restated — note 1)	(Unaudited) Thousands of U.S. Dollars (note 1)

Net sales	51,204	552,541
Cost of sales	(45,012)	(485,723)
Gross profit	6,192	66,818
Selling, general and administrative expenses (note 8)	(10,172)	(109,766)
Operating loss	(3,980)	(42,948)
Other income (expenses) (notes 7 and 9)
Interest income	56	604
Interest expense	(259)	(2,795)
Foreign currency exchange loss	(211)	(2,277)
Equity earnings from investments in affiliates	347	3,744
Loss on impairment of long-lived assets	(1,120)	(12,086)
Natural disaster related settlement received from insurance company	17,953	193,730
Loss suffered from natural disaster	(9,840)	(106,183)
Restructuring charges	(2,530)	(27,301)
Other	(212)	(2,287)
Other income, net	4,184	45,149
Income before income taxes	204	2,201
Provision for income taxes (note 5)
Current	(409)	(4,414)
Deferred	(2,702)	(29,157)
Total provision for income taxes	(3,111)	(33,571)
Net loss	(2,907)	(31,370)

	Yen (Restated — note 1)	(Unaudited) U.S. Dollars (note 1)
Net loss per share (note 10)	(10.95)	(0.12)

See accompanying notes to consolidated financial statements

NEC TOKIN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

YEAR ENDED MARCH 31, 2012

	Millions of Yen (Restated — note 1)
					Accumulated other comprehensive income (loss)
	Common stock	Convertible preferred stock	Capital surplus	Accumulated deficit	Unrealized gain (loss) on securities	Deferred gain (loss) on derivatives under hedge accounting	Foreign currency translation adjustments	Total Shareholders’ equity
Balance at April 1, 2011	31,990	—	30,063	(51,428)	(36)	(4)	(2,713)	7,872
Net loss	—	—	—	(2,907)	—	—	—	(2,907)
Net change during the year	—	—	—	—	38	4	86	128
Balance at March 31, 2012	31,990	—	30,063	(54,335)	2	—	(2,627)	5,093

	(Unaudited) Thousands of U.S. Dollars (note 1)
					Accumulated other comprehensive income (loss)
	Common stock	Convertible preferred stock	Capital surplus	Accumulated deficit	Unrealized gain (loss) on securities	Deferred gain (loss) on derivatives under hedge accounting	Foreign currency translation adjustments	Total Shareholders’ equity
Balance at April 1, 2011	345,203	—	324,409	(554,958)	(388)	(43)	(29,276)	84,947
Net loss	—	—	—	(31,370)	—	—	—	(31,370)
Net change during the year	—	—	—	—	410	43	928	1,381
Balance at March 31, 2012	345,203	—	324,409	(586,328)	22	—	(28,348)	54,958

See accompanying notes to consolidated financial statements

NEC TOKIN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED MARCH 31, 2012

	Year ended March 31, 2012
	Millions of Yen (Restated — note 1)	(Unaudited) Thousands of U.S. Dollars (note 1)
Cash flows from operating activities:
Income before income taxes	204	2,201
Adjustments to reconcile income before income taxes to net cash provided by operating activities:
Depreciation	4,538	48,969
Loss on impairment of long-lived assets	1,120	12,086
Equity earnings from investments in affiliates	(347)	(3,744)
Foreign currency exchange loss	98	1,058
Loss suffered from natural disaster	8,311	89,684
Income taxes paid	(718)	(7,748)
Changes in operating assets and liabilities:
Accounts and notes receivable, net	1,705	18,399
Inventories	(223)	(2,406)
Accounts and notes payable	(489)	(5,277)
Provision for retirement benefits	546	5,892
Accrued expenses	(264)	(2,849)
Other payable	2,201	23,751
Provision for business structure improvement	118	1,273
Other current assets	662	7,144
Other current liabilities	(406)	(4,381)
Other, net	18	193
Net cash provided by operating activities	17,074	184,245
Cash flows from investing activities:
Purchases of property, plant and equipment	(6,937)	(74,857)
Proceeds from sales of property, plant and equipment	166	1,791
Purchase of software	(363)	(3,917)
Proceeds from time deposits	19	205
Net cash used in investing activities	(7,115)	(76,778)
Cash flows from financing activities:
Increase in short-term borrowings, net	8,060	86,975
Proceeds from issuance of long-term debt	759	8,190
Payments of long-term debt	(8,606)	(92,867)
Repayment of capital lease obligation	(108)	(1,165)
Net cash provided by financing activities	105	1,133
Effect of exchange rate changes on cash and cash equivalents	456	4,921
Net increase in cash and cash equivalents	10,520	113,521
Cash and cash equivalents at beginning of year	3,899	42,074
Cash and cash equivalents at end of year (note 11)	14,419	155,595

See accompanying notes to consolidated financial statements

NEC TOKIN CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 MARCH 31, 2012

1. Nature of Business and Basis of Presenting Consolidated Financial Statements

Nature of the Business:

NEC TOKIN Corporation (“the Company”) was established in Japan in 1938 and is engaged in production and distribution of tantalum capacitors, proadlizer, miniature relays, transmitting communication devices, IC cards and IC tags, magnetic devices, piezoelectric devices and sensors.

On March 12, 2012 the Company entered into a stock purchase agreement (“Stock Purchase Agreement”) to issue 276.4 million new shares of common stock, representing a 34% and 51% post acquisition capital stock interest and common stock voting interest, respectively, to KEMET Electronics Corporation (“KEC”), a wholly owned subsidiary of KEMET Corporation, for cash consideration of US$ 50 million.  The transaction was completed on February 1, 2013.  The accompanying consolidated financial statements of the Company do not reflect any adjustments to the assets and liabilities that might subsequently be necessary as a result of this transaction.

As part of this Stock Purchase Agreement, the Company issued 270.9 million new non-voting convertible preferred stock to NEC Corporation (“NEC”) and NEC Capital Solutions Limited (“NECAP”) for no cash consideration.

In connection with the entry into the Stock Purchase Agreement, the Company entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”) with KEC and NEC, which provides for restrictions on transfers of the Company’s capital stock, certain tag-along and first refusal rights on transfer for KEC, restrictions on NEC’s ability to convert the preferred stock of the Company held by it, certain management services to be provided to the Company by KEC and certain board representation rights. The Stockholders’ Agreement also contemplates a loan from NEC to the Company in connection with the Company’s rebuilding of its operations in Thailand as a result of flooding that occurred in 2011.

Concurrent with the entry of the Stock Purchase Agreement, NEC and NECAP entered into an option arrangement (“Option Agreement”) with KEC whereby KEC may purchase an additional 15% capital stock interest, while retaining a 51% common stock voting interest in the Company, from the Company for US$50 million by providing notice on or before August 31, 2014.  Upon providing such notice, KEC may also then purchase by May 31, 2018 all outstanding capital stock of the Company from NEC and NECAP for a purchase price based on a formula specified in the Option Agreement.  Also, beginning August 1, 2014 to May 31, 2018, NEC and NECAP may require KEC to purchase all outstanding capital stock of the Company for a purchase price based on a formula specified in the Option Agreement.

Basis for Presenting Consolidated Financial Statements:

The accompanying consolidated financial statements have been prepared in accordance with the provisions set forth in the Company Act of Japan and its related accounting regulations, and in conformity with accounting principles generally accepted in Japan (“Japanese GAAP”).

The accompanying consolidated financial statements have been reorganized and translated into English (with some expanded descriptions and the added inclusion of consolidated statement of cash flows) from the consolidated financial statements of the Company prepared in accordance with Japanese GAAP. Some supplementary information included in the statutory Japanese language consolidated financial statements, but not considered necessary for fair presentation, is not presented in the accompanying consolidated financial statements.

The consolidated financial statements are stated in Japanese yen, the currency of the country in which the Company is incorporated and operates. The translations of Japanese yen amounts into U.S. dollar amounts are unaudited and are included solely for the convenience of readers and have been made at the rate of 92.67 yen to 1 U.S. dollar, the approximate rate of exchange rate at March 1, 2013. Such translations should not be construed as representations that the Japanese yen amounts could be converted into U.S. dollars at that or any other rate.

The Company has restated its previously issued consolidated financial statements as of and for the year ended March 31, 2012 prepared in accordance with the Companies Act of Japan (“Japanese GAAP”) to correct certain misstatements identified subsequent to the issuance of such statutory report prepared in Japanese. Such adjustments resulted in an increase in accumulated deficit by 611 million yen, a decrease in accumulated other comprehensive loss by 77 million yen and a decrease in accounts and

NEC TOKIN CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 MARCH 31, 2012

notes receivable by 534 million yen at March 31, 2012, and increases in other expense (under other income (expenses)) and net loss by 57 million yen for the year ended March 31, 2012.

2. Summary of Significant Accounting Policies

(1) Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its 13 significant subsidiaries (collectively, “the Group”). All significant intercompany balances and transactions have been eliminated in consolidation. The Company accounts for investments over which it has significant influence but not a controlling financial interest using the equity method of accounting.  Such investments include 3 affiliated companies.

(2) Business Combination

In October 2003, the Business Accounting Council (the “BAC”) issued a Statement of Opinion, “Accounting for Business Combinations”, and in December 2005, the Accounting Standards Board of Japan (the “ASBJ”) issued ASBJ Statement No. 7, “Accounting Standard for Business Divestitures” and ASBJ Guidance No. 10, “Guidance for Accounting Standard for Business Combinations and Business Divestitures”. The accounting standard for business combinations allowed companies to apply the pooling of interests method of accounting only when certain specific criteria were met such that the business combination was essentially regarded as a uniting-of-interests. For business combinations that did not meet the uniting-of-interests criteria, the business combination was considered to be an acquisition and the purchase method of accounting was required. This standard also prescribed the accounting for combinations of entities under common control and for formation of joint ventures.

In December 2008, the ASBJ issued a revised accounting standard for business combinations, ASBJ Statement No. 21, “Accounting Standard for Business Combinations”. Major accounting changes under the revised accounting standard are as follows: (1) The revised standard requires accounting for business combinations only by the purchase method. As a result, the pooling of interests method of accounting is no longer allowed. (2) The previous accounting standard accounts for research and development costs to be charged to income as incurred. Under the revised standard, in-process research and development (IPR&D) acquired in a business combination is capitalized as an intangible asset. (3) The previous accounting standard accounts for a bargain purchase gain (negative goodwill) to be systematically amortized over a period not exceeding 20 years. Under the revised standard, the acquirer recognizes the bargain purchase gain in profit or loss immediately on the acquisition date after reassessing and confirming that all of the assets acquired and all of the liabilities assumed have been identified after a review of the procedures used in the purchase allocation. This standard was applicable to business combinations undertaken on or after April 1, 2010. The Company adopted this accounting standard effective from April 1, 2010.

(3) Cash Equivalents

Cash equivalents are short-term investments that are readily convertible into cash and exposed to insignificant risk of changes in value. Cash equivalents include time deposits, all of which mature or become due within three months of the date of acquisition. Refer to note 11 for reconciliation between “Cash on hand and in banks” as presented on the consolidated balance sheet and “Cash and cash equivalents” as presented on the statement of cash flows.

(4) Valuation of Inventories

Inventories are stated at the lower of cost or market, determined by the first-in, first-out method.

(5) Method of Depreciation and Amortization

(a) Property, plant and equipment

Property, plant and equipment are stated at acquisition cost.  Depreciation is computed by using the straight line method based on the following primary estimated useful lives:

Buildings and structures                             8 to 38 years

Machinery, equipment and vehicles           4 to 10 years

NEC TOKIN CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 MARCH 31, 2012

Beginning April 1, 2011, the Company and certain subsidiaries changed their depreciation method and revised the useful lives of a portion of assets based on actual utilization.  Prior to April 1, 2011, the Company and certain consolidated subsidiaries depreciated property, plant and equipment using the declining-method.

Beginning April 1, 2011, the Company and its consolidated subsidiaries uniformly adopted the straight line method and such assets are depreciated over their estimated useful lives.  The Company believes that the straight line method better reflects the pattern of consumption of the future benefits to be derived from those assets being depreciated and provides a better matching of cost and revenues over the assets’ estimated useful lives.

Compared with the previous fiscal year, the changes in depreciation method and revision of useful lives of some assets had caused a decrease in depreciation expense by 145 million yen, a decrease in operating loss by 145 million yen, and an increase in income before income taxes by 145 million yen, and a decrease in net loss by 68 million yen for the year ended March 31, 2012.

Under the “Accounting Standard for Accounting Changes and Error Corrections”(ASBJ Statement No.24, December 4, 2009) and the “Guidance on Accounting Standard for Accounting Changes and Error Corrections” (ASBJ Guidance No.24, December 4, 2009), which has been applied to accounting changes and corrections of prior period errors from the year ended March 31, 2012, it is impractical to determine whether the change in depreciation method is a change in accounting policy or a change in estimate, hence prospective application is accepted and prior period results is not necessarily restated.

(b) Intangible assets

Intangible assets are being amortized using the straight line method and the range of useful lives for the Company’s primary intangible assets, software for internal use, ranged from 3 to 5 years.

(6) Impairment of Long-lived Assets

Accounting Standards for Impairment of Long-lived Assets require that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the book value of an asset or asset group may not be recoverable. The impairment losses are recognized when the book value of an asset or asset group exceeds the sum of the undiscounted future cash flows expected to result from the continuing use and eventual disposition of the asset or asset group. The impairment losses are measured as the amount by which the book value of the asset exceeds its recoverable amount, which is the higher of the value in use or the net realizable value. Restoration of previously recognized impairment losses is prohibited.

(7) Investments in Securities

Marketable available-for-sale securities, which are not classified as non-marketable or held-to-maturity securities, are reported at fair value with unrealized gains and losses, net of applicable taxes, reported in a separate component of equity.

Non-marketable available-for-sale securities are stated at cost determined by the moving-average cost method. For other than temporary declines in fair value, non-marketable available-for-sale securities are reduced to net realizable value by a charge to income.

Declines in fair value of available-for-sale securities are analyzed to determine if the decline is temporary or “other than temporary”. When other than temporary declines occur, the investment is reduced to its fair value and the amount of the reduction is reported as a loss. Any subsequent increases in other than temporary declines in fair value will not be realized until the securities are sold.

(8) Derivative Financial Instruments

Derivative financial instruments other than those which meet the hedge criteria are measured at fair value. Gain or loss on such derivative instruments is recognized in earnings.

NEC TOKIN CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 MARCH 31, 2012

(9) Hedge Accounting

(a) Method of hedge accounting

For certain qualified hedges, the Company applies the deferred hedge method, in which gains or losses on the hedging instruments that are measured at fair value are deferred as asset or liability until the gains and losses on the hedged items are recognized. The exception method is applied to interest rate swap contracts with conditions virtually identical in terms of notional principal, condition of receipt and payment of the interest and the contractual term of the hedged asset or liability. Such interest rate swaps are not required to be fair valued. The net amount of actual receipt and payment is adjusted to the interest of the related hedged assets or liabilities.

(b) Hedging instruments and hedged items

Hedging instruments are interest rate swap and foreign currency forward contracts. Hedged items are that have risk of losses due to fluctuation in interest rates and foreign currency exchange rates, and that fluctuation is avoided by fixing cash flow.

(c) Hedging policy

The objective of hedging policy is to manage its exposure to fluctuations in interest rates and foreign currency exchange rates on assets and liabilities.

(d) Method of assessing hedging instrument’s effectiveness

Hedging instruments’ effectiveness is assessed by comparing accumulated cash flow fluctuations from the hedged item and the hedging instrument during a contract period.  However, an assessment of effectiveness will be omitted, if the principal terms of the hedging instruments and the hedged items, such as related notional amount and contract terms, are identical and the variability in cash flows is completely offset in a contract period.

(10) Method of Accounting for Significant Allowances and Accruals

(a) Allowance for doubtful accounts

The allowance for doubtful accounts is provided against potential losses on collections at an amount determined using a historical bad debt loss ratio with the addition of an amount individually estimated on the collectability of receivables that are expected to be uncollectible due to bad financial condition or insolvency of the debtor.

(b) Provision for bonuses

Provision for bonuses is calculated based on an estimated amount of future bonus payments attributable to employees’ services for the period.

(c) Provision for retirement benefits

Provision for retirement benefits is recorded for employees’ pension and severance payments based on the projected benefit obligation and the estimated fair value of plan assets as of the fiscal year end. The transition obligation is amortized on a straight line basis mainly over 15 years. Past service costs are amortized on a straight line basis over the employees’ estimated average remaining service periods. Actuarial gains and losses are amortized on a straight line basis over the employees’ estimated average remaining service periods, starting in the following year after incurrence.

(d) Provision for business structure improvement

Provision for business structure improvement has been made for the amount of the estimated losses and expenses to be incurred mainly in connection to streamlining of personnel and closure and relocation of offices.

(11) Asset Retirement Obligations

In March 2008, the ASBJ issued Accounting Standard—ASBJ Statement No. 18, “Accounting Standard for Asset Retirement Obligations” and ASBJ Guidance No. 21, “Guidance on Accounting Standard for Asset Retirement Obligations”. The new standard and related implementation guidance require companies to recognize asset retirement obligations as liabilities and the corresponding asset retirement costs as tangible fixed assets.

NEC TOKIN CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 MARCH 31, 2012

From the fiscal year ended March 31, 2011, the Company and domestic subsidiary companies adopted ASBJ Statement No. 18 and ASBJ Guidance No.21. This has resulted in insignificant effects on the Company’s operating income, or income before income taxes.

(12) Research and Development Cost

Research and development costs are charged to income as incurred.

(13) Accounting for Leases (Lessee Accounting)

Finance leases, for those in which the ownership of leased property is ultimately transferred to the Group at the end of the lease term, are accounted for using the same depreciation method applied to property, plant and equipment owned by the Group.

Finance leases, in which the ownership of leased property is not ultimately transferred to the lessee at the end of the lease term, are depreciated on the straight line method over the period of lease with no residual value.  Any finance lease transactions for a lessee executed prior to the beginning of the year ended March 31, 2009, the first year of application of ASBJ Statement No. 13, “Accounting Standard for Lease Transactions”, where ownership of the leased asset is not transferred to the lessee are accounted for as operating lease transactions.

(14) Income Taxes

The provision for income taxes is computed based on the pretax income reported in the accompanying consolidated statement of operations. The asset and liability approach is used to recognize deferred tax assets and liabilities for the expected future tax consequences of net operating loss carry forwards and temporary difference between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowance is provided to reduce deferred tax assets to an amount that is considered realizable.

(15) Accounting for Consumption Tax

Income and expenses are recorded net of consumption taxes.

(16) Recent Accounting Pronouncements under Japanese GAAP

In December 2009, the ASBJ issued ASBJ Statement No. 24, “Accounting Standard for Accounting Changes and Error Corrections” and ASBJ Guidance No. 24, “Guidance on Accounting Standard for Accounting Changes and Error Corrections”. Accounting treatment under this standard and guidance are as follows;

(a) Changes in accounting policies

When a new accounting policy is applied with revision of accounting standards, a new policy is applied retrospectively unless the revised accounting standards include specific transitional provisions. When the revised accounting standards include specific transitional provisions, an entity shall comply with the specific transitional provisions.

(b) Changes in presentations

When the presentation of financial statements is changed, prior period financial statements are reclassified in accordance with the new presentation.

(c) Changes in accounting estimates

A change in an accounting estimate is accounted for in the period of the change if the change affects that period only, and is accounted for prospectively if the change affects both the period of the change and future periods.

(d) Corrections of prior period errors

When an error in prior period financial statements is discovered, those statements are restated. This accounting standard and the guidance are applicable to accounting changes and corrections of prior period errors which are made from the beginning of the fiscal year that begins on or after April 1, 2011.

NEC TOKIN CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 MARCH 31, 2012

On May 17, 2012, the ASBJ issued ASBJ Statement No. 26, “Accounting Standard for Retirement Benefits” and ASBJ Guidance No. 25, “Guidance on Accounting Standard for Retirement Benefits,” which replaced the Accounting Standard for Retirement Benefits that had been issued by the BAC in 1998 with effective date of April 1, 2000 and the other related practical guidance, being followed by partial amendments from time to time through 2009. Major changes are as follows:

(a) Treatment in the balance sheet

Under the current requirements, actuarial gains and losses and past service costs that are yet to be recognized in profit or loss are not recognized in the balance sheet, and the difference between retirement benefit obligations and plan assets (hereinafter, “deficit or surplus”), adjusted by such unrecognized amounts, are recognized as a liability or asset. Under the revised accounting standard, actuarial gains and losses and past service costs that are yet to be recognized in profit or loss shall be recognized within shareholders’ equity (accumulated other comprehensive income), after adjusting for tax effects, and the deficit or surplus shall be recognized as a liability (liability for retirement benefits) or asset (asset for retirement benefits).

(b) Treatment in the statement of income and the statement of comprehensive income

The revised accounting standard would not change how to recognize actuarial gains and losses and past service costs in profit or loss. Those amounts would be recognized in profit or loss over a certain period not longer than the expected average remaining working lives of the employees. However, actuarial gains and losses and past service costs that arose in the current period and yet to be recognized in profit or loss shall be included in accumulated other comprehensive income and actuarial gains and losses and past service costs that were recognized in other comprehensive income in prior periods and then recognized in profit or loss in the current period shall be treated as reclassification adjustments. This accounting standard and the guidance are effective for the end of annual periods beginning on or after April 1, 2013 with earlier application being permitted from the beginning of annual periods beginning on or after April 1, 2013. However, no retrospective application of this accounting standard to consolidated financial statements in prior periods is required.

3. Inventories

Inventories consist of the following as of March 31, 2012:

	Millions of Yen	(Unaudited) Thousands of U.S. Dollars (note 1)
Raw materials	1,654	17,848
Work in process	1,555	16,780
Finished goods	1,824	19,683
Supplies	247	2,665
Total	5,280	56,976

NEC TOKIN CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 MARCH 31, 2012

4. Related-Party Transactions

Transactions of the Group with related-parties for the year ended March 31, 2012 are as follows:

	Millions of Yen	(Unaudited) Thousands of U.S. Dollars (note 1)
Sales transactions with NT Sales Co., Ltd. (**)	8,091	87,310

The balances due to or due from related-parties at March 31, 2012 are as follows:

	Millions of Yen	(Unaudited) Thousands of U.S. Dollars (note 1)
Short-term loans from NEC Corporation (*)	21,728	234,466
Accounts receivable to NT Sales Co., Ltd. (**)	866	9,345

*  The Company has unsecured revolving short-term loans from NEC Corporation, its parent company. The loans are made at terms and conditions determined with reference to current market rates and standards.

** The Company sells parts and materials to NT Sales Co., Ltd., its equity-method affiliate, within ordinary course of business of an arm’s length basis.

5. Income Taxes

Components of deferred tax assets and liabilities at March 31, 2012 are as follows:

	Millions of Yen	(Unaudited) Thousands of U.S. Dollars (note 1)
Deferred tax assets
Inventories	90	971
Provision for bonuses	396	4,273
Accrued expenses	843	9,097
Provision for retirement benefits	1,953	21,075
Property, plant and equipment	1,852	19,985
Investments in securities	477	5,147
Net operating loss carry forwards	18,908	204,036
Other	507	5,471
Total gross deferred tax assets	25,026	270,055
Less: Valuation allowance	(24,894)	(268,631)
Deferred tax assets	132	1,424

Deferred tax liabilities
Unrealized losses on lands	(359)	(3,874)
Equity investments - planned distribution	(1,498)	(16,165)
Other	(5)	(54)
Deferred tax liabilities	(1,862)	(20,093)
Net deferred tax assets (liabilities)	(1,730)	(18,669)

NEC TOKIN CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2012

Reconciliation between the income tax expenses that would result from applying statutory tax rate to pretax income and the reported amount of income tax expenses for the year ended March 31, 2012 is as follows:

	Millions of Yen	(Unaudited) Thousands of U.S. Dollars (note 1)
Computed “expected” tax expenses	83	896
Increase in income taxes resulting from:
Expenses not deductible for income tax purposes such as entertainment expenses etc	151	1,629
Change of valuation allowance	5,681	61,304
Tax exempt income from insurance settlement proceeds	(2,893)	(31,218)
Effect of enacted changes in tax law and rates in Japan	(208)	(2,245)
Payment of transfer price	137	1,478
Foreign income tax differential	(942)	(10,165)
Taxes on undistributed earnings	1,001	10,802
Other	101	1,090
Actual income tax expenses	3,111	33,571

Amendments to the Japanese tax regulations were enacted into law on November 30, 2011. As a result of these amendments, the statutory income tax rate will be reduced from approximately 40% to 38% effective from the year beginning April 1, 2012, and to approximately 35% effective from the year beginning April 1, 2015 and thereafter. Consequently, the statutory income tax rate utilized for deferred tax assets and liabilities expected to be settled or realized in the period from April 1, 2012 to March 31, 2015 is approximately 38% and for periods subsequent to March 31, 2015 the rate is approximately 35%. The adjustments of deferred tax assets and liabilities for this change in the tax rate amounted to 208 million yen reduction of deferred tax liabilities, and have been reflected in income taxes in the consolidated statement of operations for the year ended March 31, 2012.

NEC TOKIN CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2012

6. Accrued Employee Severance and Retirement Benefits

The Group has various defined benefit plans and defined contribution plans.  Defined benefit plans include the defined benefit pension plans and the lump-sum severance payment plans.  Additional retirement benefits are paid in certain circumstances.

Retirement benefit obligations at March 31, 2012 are as follows:

	Millions of Yen	(Unaudited) Thousands of U.S. Dollars (note 1)
Projected benefit obligations	14,082	151,959
Plan assets	(6,801)	(73,389)
Unfunded retirement benefit obligations	7,281	78,570
Unrecognized transitional obligation	(1,003)	(10,823)
Unrecognized actuarial gains and losses	(1,199)	(12,938)
Unrecognized past service costs	471	5,081
Provision for retirement benefits	5,550	59,890

Retirement benefit expenses for the year ended March 31, 2012 are as follows:

	Millions of Yen	(Unaudited) Thousands of U.S. Dollars (note 1)
Service cost	753	8,126
Interest cost	272	2,935
Expected return on plan assets	(165)	(1,781)
Amortization of transitional obligation	364	3,928
Amortization of actuarial gains and losses	198	2,137
Amortization of past service costs	(35)	(378)
Contributions paid for defined contribution pension plans	101	1,090
Retirement benefit expenses	1,488	16,057

Basis for calculation of retirement benefit obligations for the year ended March 31, 2012 is as follows:

Allocation method for projected retirement benefit cost	Straight line method

Discount rate	Mainly 2.0%

Expected rate of return on plan assets	Mainly 2.5%

Period for amortization of transitional obligation	Mainly 15 years

Period for amortization of past service costs	Mainly 15 years (Past service costs are amortized on a straight line basis over certain years within employees’ average remaining service periods as incurred.)

Period for amortization of actuarial gains and losses

Mainly 15 years (Actuarial gains and losses are amortized on a straight line basis over certain years within employees’ average remaining service periods, starting from the following year after incurred.)

NEC TOKIN CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2012

7. Loss on Impairment of Long-Lived Assets

Summary of assets or asset groups for which losses on impairment of long-lived assets were recognized for the year ended March 31, 2012 is as follows:

Usage	Idle assets

Type	Buildings and structures Machinery, equipment and vehicles Construction in progress Other property, plant and equipment

Location	Nyuzen town in Toyama prefecture Japan; Xiamen city in China

Amount	1,120 million yen

Background

Above listed are treated as idle assets because the future usage is no longer expected due to obsolescence. Impairment losses include 17 million yen from buildings and structures, 961 million yen from machinery, equipment and vehicles, 89 million yen from construction in progress, and 53 million yen from other property, plant and equipment.

The Company groups assets for business use based on company units, or business units where two or more business units exist.

The Company groups’ idle assets where no future use is expected are grouped into a single asset group. Recoverable amounts for idle assets are measured based on net realizable value. The land are measured based on the value appraised by a real estate appraiser, and the other property, plant and equipment are measured by referring to market values.

8. Research and Development Expenses

Research and development expenses for the year ended March 31, 2012 is as follows:

	Millions of Yen	(Unaudited) Thousands of U.S. Dollars (note 1)
Research and development expenses (included in selling, general and administrative expenses)	1,533	16,543

9. Other Income (Expenses)

(1)              Natural disaster related settlement received from insurance company

NEC Tokin Electronics (Thailand) Co., Ltd., a manufacturing subsidiary in Thailand suffered great damages from a deluge in the year ended March 31, 2012.  Natural disaster related settlement received from insurance company of 17,953 million yen for the year ended March 31, 2012 was insurance proceeds on the deluge losses related to damaged fixed assets and inventories.

(2)              Loss suffered from natural disaster

Loss suffered from natural disaster of 9,750 million yen for the year ended March 31, 2012 was incurred on the deluge in Thailand, and mainly consisted of devaluation losses of damaged tangible assets and inventories. The remaining amount of the loss amounting to 90 million yen was caused by a series of aftershocks following the Great East Japan Earthquake.

(3)              Restructuring charges

For the year ended March 31, 2012, the Company conducted business restructuring, and recorded losses of 2,530 million yen on shutdown of certain establishments and early retirement costs of employees.

NEC TOKIN CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2012

10. Net loss per Share

Net loss per share is computed based on the weighted-average number of common shares outstanding during the years. The Company issued convertible preferred stock on March 12, 2012, which is potentially convertible to 270,934 thousand shares of common stock.  However, as the Company recorded a loss for the year ended March 31, 2012, diluted net income per share is not disclosed.

11. Supplemental Information to Consolidated Statement of Cash Flows

Cash and cash equivalents at March 31, 2012 for statement of cash flow purposes are reconciled to the accounts reported in the consolidated balance sheet as follows:

	Millions of Yen	(Unaudited) Thousands of U.S. Dollars (note 1)
Cash on hand and in banks	14,454	155,973
Time deposits with maturities of more than three months	(35)	(378)
Cash and cash equivalents	14,419	155,595

Supplemental non-cash transactions included in investing and financing activities for the year ended March 31, 2012 are as follows:

	Millions of Yen	(Unaudited) Thousands of U.S. Dollars (note 1)
Acquisition of lease assets and obligations under finance leases	23	248

12. Significant Differences Between Japanese GAAP and U.S. Generally Accepted Accounting Principles (“U.S. GAAP”)

Japanese GAAP differs in certain respects from U.S. GAAP. The significant differences between Japanese GAAP and U.S. GAAP as they pertain to the Group are described below, which also includes reconciliations of net loss and shareholders’ equity under Japanese GAAP with the corresponding amounts under U.S. GAAP, along with a summary consolidated statement of comprehensive loss, a summary consolidated balance sheet and a summary consolidated statement of changes in shareholders’ equity under U.S. GAAP.

Net loss reconciliation

		Year ended March 31, 2012
	note	Millions of Yen	(Unaudited) Thousands of U.S. Dollars (note 1)
Net loss under Japanese GAAP		(2,907)	(31,370)
U.S. GAAP adjustments:
Depreciation of property, plant and equipment	(b)	(1,629)	(17,579)
Impairment loss on long-lived assets	(c)	965	10,413
Employees’ retirement benefits	(d)	544	5,870
Accrued vacation	(e)	(19)	(205)
Loss contingency on guarantee fee / Restructuring costs	(f)	15	162
Other	(g)	33	358
Income tax adjustments	(h)	2,177	23,492
Net loss under U.S. GAAP		(821)	(8,859)

Net loss per share under U.S. GAAP

	Year ended March 31, 2012
	Yen (except shares outstanding)	(Unaudited) U.S. Dollars (note 1)
Net loss attributable to the Company’s common shareholders - basic	(3.09)	(0.03)

Net loss attributable to the Company’s common shareholders - diluted	(3.09)	(0.03)

Weighted average shares outstanding - basic and diluted (in thousands)	265,516	—

The potential common stock upon conversion of the convertible preferred stock of 270,934 thousand shares issued March 12, 2012, was excluded from the computation of diluted net loss per share, as including such potentially dilutive shares would have an anti-dilutive effect to the net loss per share as the Group recorded a net loss for the fiscal year ended March 31, 2012.  Such convertible preferred stock is considered a participating security under U.S. GAAP.  However, because there is no contractual obligation for the preferred shareholders to fund losses of the Company, such losses have not been allocated to the preferred shareholders for purposes of determining basic net loss per share attributable to common shareholders.

Summary U.S. GAAP consolidated statement of comprehensive loss

	Year ended March 31, 2012
	Millions of Yen	(Unaudited) Thousands of U.S. Dollars (note 1)
Net loss under U.S. GAAP	(821)	(8,859)
Other comprehensive income (loss), net of tax:
Unrealized gain on securities	38	410
Provision for retirement benefits	(742)	(8,007)
Foreign currency translation	(110)	(1,187)
Comprehensive loss under U.S. GAAP	(1,635)	(17,643)

Shareholders’ equity reconciliation

	March 31, 2012
	note	Millions of Yen	(Unaudited) Thousands of U.S. Dollars (note 1)
Shareholders’ equity under Japanese GAAP		5,093	54,958
U.S. GAAP adjustments:
Business combination adjustments	(a)	1,317	14,212
Accumulated depreciation	(b)	925	9,982
Carrying value adjustments due to reversal of impairment loss on long-lived assets	(c)	1,813	19,564
Employees’ retirement benefits	(d)	(3,249)	(35,060)
Accrued vacation	(e)	(402)	(4,338)
Loss contingency on guarantee fee / Restructuring liabilities	(f)	162	1,748
Other	(g)	133	1,435
Income tax adjustments	(h)	(765)	(8,255)
Shareholders’ equity under U.S. GAAP		5,027	54,246

Summary U.S. GAAP consolidated statement of changes in shareholders’ equity

	Year ended March 31, 2012
	Millions of Yen	(Unaudited) Thousands of U.S. Dollars (note 1)
Shareholders’ equity at beginning of year	6,662	71,889
Total comprehensive loss	(1,635)	(17,643)
Shareholders’ equity at ending of year	5,027	54,246

Summary U.S. GAAP Consolidated Balance Sheet

	March 31, 2012
	Millions of Yen	(Unaudited) Thousands of U.S. Dollars (note 1)
Assets
Current assets:
Cash on hand and in banks	14,396	155,347
Accounts and notes receivable, net	6,225	67,174
Inventories	5,435	58,649
Other current assets	1,050	11,329
Total current assets	27,106	292,499
Property, plant and equipment, net	25,001	269,786
Total investments and other non-current assets	3,695	39,873
Total assets	55,802	602,158

Liabilities and shareholders’ equity
Current liabilities:
Short term borrowings and current installments of long-term debt	24,806	267,681
Other current liabilities	12,873	138,912
Total current liabilities	37,679	406,593
Long-term debt, excluding current installments	401	4,327
Provisions for retirement benefits	8,799	94,950
Deferred income tax liabilities	2,623	28,305
Other non-current liabilities	1,273	13,737
Total liabilities	50,775	547,912
Shareholders’ equity:
Capital stock	31,990	345,203
Capital surplus (i)	62,281	672,073
Accumulated deficit (i)	(85,283)	(920,287)
Accumulated other comprehensive loss	(3,961)	(42,743)
Total shareholders’ equity	5,027	54,246
Commitments and Contingencies (j)
Total liabilities and shareholders’ equity	55,802	602,158

Cash flows reconciliation

There were no significant differences between Japanese GAAP and U.S. GAAP for purposes of presenting or reconciling the statement of cash flows for the year ended March 31, 2012.

Notes:

(a)   Business combination adjustments

Under Japanese GAAP, the BAC issued a Statement of Opinion, “Accounting for Business Combinations” in October 2003, which was effective for fiscal years beginning on or after April 1, 2006, on a prospective basis.  Before this pronouncement, there was no authoritative accounting standard addressing accounting for business combinations; therefore, companies followed common business practices dictated by the Commercial Code of Japan (the “Code”), or known as the Code of Companies Act.

Under the purchase method generally applied by Japanese companies, goodwill is measured as the excess of acquisition cost over carrying values of the individual assets acquired and liabilities assumed at the acquisition date. Subsequently, the goodwill is amortized on a straight line basis over a number of years that may vary, depending on the nature of the acquired business.

Under U.S. GAAP, all business combinations (excluding combinations of entities under common control) are accounted for using the acquisition method as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, “Business Combinations.” ASC 805 requires that the net assets, tangible and identifiable intangible assets less liabilities of the acquired company be recorded at fair value, with the difference between the cost of an acquired company and the fair value of the acquired net assets recorded as goodwill. Also, after the adoption of ASC 350, “Intangibles—Goodwill and Other,” goodwill and recognized indefinite-lived intangible assets in a business combination are not amortized, but are tested for impairment at least annually, as well as on an interim basis if events or changes in circumstances indicate that the goodwill or indefinite-lived intangible assets might be impaired. Separate intangible assets that are not deemed to have an indefinite life are amortized over their expected economic life and also tested for impairment.

There was no new business combination during the year ended March 31, 2012.  Also, goodwill arising from past business combination was fully amortized prior to the year ended March 31, 2012 under Japanese GAAP; therefore, no goodwill balance remains on the balance sheet as of March 31, 2012 under Japanese GAAP.

Historically, the Company entered into various business combinations and accounted for such transactions in accordance with common business practices dictated by the Commercial Code of Japan.  For U.S. GAAP purposes, the Company retroactively applied a purchase price allocation at the time of each transaction to reflect the fair value adjustments to acquired assets and liabilities, including the determination of identifiable intangible assets and goodwill.  Except for the acquired value of the land, impact of such fair value adjustments to acquired assets, intangible assets and liabilities subsequently diminished through depreciation and amortization, or disposition and impairment, resulting in no adjustment to the balance sheet as of March 31, 2012.

(b)   Depreciation of property, plant and equipment

Under Japanese GAAP, an entity is required to depreciate property and equipment over the useful life of each asset under the declining-balance method unless it is deemed unreasonable.

Based on FASB ASC 360, “Property, Plant and Equipment”, the cost of a productive facility is one of the costs of the services it renders during its useful economic life. U.S. GAAP requires that this cost be spread over the expected useful life of the facility in such a way as to allocate it as equitably as possible to the periods during which services are obtained from the use of the facility.

The following table presents a reconciliation of property, plant and equipment from Japanese GAAP to U.S. GAAP as of March 31, 2012:

	March 31, 2012
	Millions of Yen		Thousands of U.S. Dollars (note 1)
	Gross carrying amount	Accumulated depreciation	Gross carrying amount	Accumulated depreciation
Balance under Japanese GAAP	106,028	(85,207)	1,144,146	(919,467)
U.S. GAAP adjustments:
Change in depreciation	70	855	755	9,227
Reversal of impairment loss recognized under Japanese GAAP	1,813	—	19,564	—
Step up in asset value related to historical business combination	1,317	—	14,212	—
Gross up of basis reduction allowed under Japanese GAAP	204	(79)	2,201	(852)
Total adjustments	3,404	776	36,732	8,375
Balance at under U.S. GAAP	109,432	(84,431)	1,180,878	(911,092)

(c)   Impairment loss on long-lived assets

Under Japanese GAAP, the Company groups assets for business use based on company units, or business units, when two or more business units exist.  In addition, the Company groups idle assets, including temporarily idle assets, where no future use is expected into a single asset group.

Under U.S. GAAP, for purposes of recognition and measurement of an impairment loss, long-lived assets shall be grouped with other assets and liabilities at the smallest unit of which identifiable cash flows can be determined.  Further, under U.S. GAAP, long-lived asset that has been temporarily idle shall not be accounted for as if abandoned.

Therefore, the impairment losses related to the Company’s temporarily idle land which had been recognized under Japanese GAAP is reversed back under U.S. GAAP.  When the temporarily idle land are grouped with other assets and liabilities at the smallest unit of which identifiable cash flows can be determined, as required under U.S. GAAP, the carrying amount of its temporarily idle assets are deemed recoverable.

(d)   Employees’ retirement benefits

Under U.S. GAAP, the differences between the fair value of the plan assets and the projected benefit obligation of pension or post retirement plans are required to be recognized on the balance sheet. Actuarial gains or losses are permitted to be either recorded as gains or losses in the period incurred within the income statement or deferred through the use of the corridor approach, or in any systematic methods that result in faster recognition than the corridor approach.

Under Japanese GAAP, the differences between the fair value of the plan assets and the projected benefit obligation of pension or post retirement plans are not required to be recognized on the balance sheet. Actuarial gains or losses are recognized immediately or allocated over a certain number of years within the average remaining service period starting from the period in which they were incurred or a period after. Use of the corridor approach is not permitted.

Basis for actuarial determination of projected retirement benefit obligations (PBO), such as allocation method for projected retirement benefit cost and discount rate, are different between Japanese GAAP and U.S. GAAP, which has been adjusted accordingly.

The following table presents a reconciliation of the provision for retirement benefits under Japanese GAAP with those under U.S. GAAP as of March 31, 2012:

	March 31, 2012
	Millions of Yen	Thousands of U.S. Dollars (note 1)
Balance under Japanese GAAP	5,550	59,890
U.S. GAAP adjustments:
Reversal of initial recognition of actuarial losses, past service costs and transitional obligations under U.S. GAAP	1,727	18,636
Effect of changes in PBO assumptions	1,522	16,424
Total adjustments	3,249	35,060
Balance under U.S. GAAP	8,799	94,950

(e)    Accrued vacation

Under U.S. GAAP, an employer shall accrue a liability for employees’ compensation for future absences, such as vacations, if certain conditions are met. Such liabilities are accrued in the periods in which the benefits are earned.  Japanese GAAP does not specifically require a company to accrue a liability for future compensated absence.

(f)    Loss contingency on guarantee fee / Restructuring liabilities

Under U.S. GAAP, provision for restructuring cost are recognized only when certain criteria is met and upon the company incurring actual liability, whereas under Japanese GAAP, there are no detailed guidelines concerning restructuring provision.  Provisions related to estimated loss from future product sales and future and estimated job-placement assistance costs for terminated employees, which were recognized under Japanese GAAP were adjusted for U.S. GAAP reporting purposes.

(g)   Other

Others included in the net loss and shareholders’ equity reconciliations consist of U.S. GAAP adjustments related to inventory valuation, allowance for doubtful accounts, fixed assets basis reduction and timing of revenue recognition.

(h)   Income taxes adjustments

Adjustment for uncertainty in income taxes

Under U.S. GAAP, FASB ASC Topic 740, “Income Taxes” (which includes the former FASB Interpretation No.48, “Accounting for Uncertainty in Income Taxes”) provides guidance for accounting for uncertainty in income taxes. An entity should initially recognize the financial statement effects of a tax position when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. A tax position that meets the more-likely-than-not recognition threshold must initially and subsequently be measured as the largest amount of tax benefits that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. There is no similar or equivalent guidance under Japanese GAAP.

The Company’s foreign subsidiary received letters from the tax authority during years 2011 and 2010, where the tax authority instructed revision of tax computations.  Under Japanese GAAP, additional tax expenses are recorded upon payment, and the Company recorded such tax expenses totaling 137 million yen for the year ended March 31, 2012.

Under U.S. GAAP, following the above accounting guidance, the Company recognized tax liabilities when the tax position met the more-likely-than-not recognition threshold.  The accrued tax expenses of 44 million yen for the year ended March 31, 2012 was offset by the reversal benefit of the additional taxes paid amounting to 137 million yen that was accrued for the year ended March 31, 2011.  As a result, tax benefit of 93 million yen was recorded for the year ended March 31, 2012.  The reconciling amounts were a decrease of net loss by 93 million yen and a decrease of shareholders’ equity by 44 million yen, respectively.

Adjustment for valuation allowance on deferred tax assets

The adjustment mainly relates to the changes in the valuation allowance on deferred tax assets determined under U.S. GAAP. Under Japanese GAAP, there is prescriptive guidance for determining the realizability of deferred tax assets whereas realizability of deferred tax assets under U.S. GAAP is judgmental based on weighing of positive and negative consideration factors.  The reconciling amount was a decrease of net loss by 1,538 million yen and there was no effect to shareholders’ equity.

Deferred taxes on investments in equity investees-treatment of undistributed profit

Under Japanese GAAP, with respect to profits related to investments in equity method investees, deferred taxes are not recognized unless a parent company has a clear intention to sell the investment in the subsidiary or it satisfies all requirements to be treated as tax deductible expense in the foreseeable future. Deferred tax liability on undistributed profit is generally recognized when the parent company plans to recover it by dividend income. Under U.S. GAAP, deferred taxes are generally recognized on temporary differences related to investments in equity investees. The amount of deferred tax liabilities on undistributed profit is 184 million yen as of March 31, 2012.  The reconciling amounts were an increase of net loss by 88 million yen and a decrease of shareholders’ equity by 184 million yen, respectively.

Tax effects on reconciling items to U.S. GAAP

The adjustment mainly relates to tax effects of the adjustments for U.S. GAAP purposes prior to consideration of valuation allowance for deferred tax assets.  The reconciling amounts were a decrease of net loss by 634 million yen and a decrease of shareholders’ equity by 537 million yen, respectively.

The following table presents reconciliations of net deferred tax assets/(liabilities) under Japanese GAAP with those under U.S. GAAP as of March 31, 2012:

	March 31, 2012
	Millions of Yen
	Deferred income tax assets - current	Deferred income tax assets - noncurrent	Deferred income tax liabilities - current	Deferred income tax liabilities - noncurrent	Net deferred tax assets (liabilities)
Balance under Japanese GAAP	100	32	(0)	(1,862)	(1,730)
U.S. GAAP adjustments:
Deferred taxes on investments in equity investees-treatment of undistributed profit	—	—	—	(184)	(184)
Recognition of deferred income taxes related to U.S. GAAP adjustments	7	38	(5)	(577)	(537)
Total adjustments	7	38	(5)	(761)	(721)
Balance under U.S. GAAP	107	70	(5)	(2,623)	(2,451)

	March 31, 2012
	Thousands of U.S. Dollars (note 1)
	Deferred income tax assets - current	Deferred income tax assets - noncurrent	Deferred income tax liabilities - current	Deferred income tax liabilities - noncurrent	Net deferred tax assets (liabilities)
Balance under Japanese GAAP	1,079	345	(0)	(20,093)	(18,669)
U.S. GAAP adjustments:
Deferred taxes on investments in equity investees-treatment of undistributed profit	—	—	—	(1,986)	(1,986)
Recognition of deferred income taxes related to U.S. GAAP adjustments	76	410	(54)	(6,226)	(5,794)
Total adjustments	76	410	(54)	(8,212)	(7,780)
Balance under U.S. GAAP	1,155	755	(54)	(28,305)	(26,449)

(i)    Sale of Subsidiary to NEC Corporation

On April 1, 2010, NEC Energy Device, Ltd, a wholly owned subsidiary of the Company, was sold to NEC Corporation. The excess of the sale price over carrying value of the net assets sold was accounted for a gain on sale in the Company’s consolidated statement of operations under Japanese GAAP.  Under U.S. GAAP, such excess sale price is accounted for as capital contribution to NEC Corporation, and no gain is recognized under U.S. GAAP. Consequently, capital surplus and the accumulated deficit reported in the summary consolidated balance sheet under U.S. GAAP is greater than those in the consolidated balance sheet under Japanese GAAP by 5,262 million yen.

(j)    Commitments and Contingencies

In connection with the Stock Purchase Agreement and Option Agreement described in note 1, the Company entered into an agreement (“Stockholder’s Agreement”) with KEC and NEC which stipulates, among other things, certain management services to be provided to the Company by KEC (or an affiliate of KEC) and certain board representation rights.  The Stockholders’ Agreement also contemplates an additional loan from NEC to the Company for the rebuilding of its operations in Thailand as a result of the 2011 flooding.